UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2004

INTERWOVEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11TH Avenue

Sunnyvale, CA 94089

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 774-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2004, Interwoven Inc. (“Interwoven”) and Ariba, Inc. (“Ariba”) entered into an amendment of the Amended and Restated Ariba Plaza Sublease dated August 6, 2001 between Ariba and Interwoven. Upon effectiveness of this amendment, which is subject to customary closing conditions, including landlord consent, Interwoven will relinquish its rights to occupy approximately 89,000 square feet of currently unoccupied space and will pay Ariba approximately $12.8 million (subject to reduction if customary consents are delayed). Interwoven will be relieved of its obligation to pay rent and operating expenses on that abandoned space for the remaining term of the sublease, which ends July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.

	By:	/s/ JOHN E. CALONICO, JR.
September 15, 2004		John E. Calonico, Jr. Senior Vice President and Chief Financial Officer